UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 13, 2006

Andrx Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-31475	65-1013859
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4955 Orange Drive, Davie, Florida		33314
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-584-0300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As anticipated, the Food and Drug Administration ("FDA") has commenced, and is currently conducting, an inspection of Andrx Corporation's (the "Company") Davie, Florida manufacturing facility.

Forward-looking statements (statements which are not historical facts) in this report are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein or which are otherwise made by or on behalf of the Company that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "to," "plan," "expect," "believe," "anticipate," "intend," "could," "should", "would," "estimate," or "continue" or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements. Investors are cautioned that all forward-looking statements involve risk and uncertainties, including but not limited to: what sanctions (including warning letters or a consent decree), if any, FDA may seek, following its decision to place Andrx on OAI (Official Action Indicated) status, including without limitation sanctions relating to any failure to comply with cGMP requirements and if and when the "hold" on the Company’s Abbreviated New Drug Application approvals will be lifted, the Company's dependence on a relatively small number of products, licensing revenues, the timing and outcome of litigation and future product launches, government regulation, competition, manufacturing capacities, safety issues, output and quality processes, recent management appointments and changes and the potential loss of senior management and other key personnel. Andrx Corporation is also subject to other risks detailed herein or detailed from time to time in its filings with the U.S. Securities and Exchange Commission. Andrx disclaims any responsibility to update the statements contained herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Andrx Corporation

March 13, 2006	By:	/s/ Robert I. Goldfarb

Name: Robert I. Goldfarb
Title: Senior Vice President and General Counsel